EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES 2012 OPERATING RESULTS,
12.5% DIVIDEND INCREASE AND 2013 FINANCIAL OUTLOOK

Houston, TEXAS (January 31, 2013) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and twelve months ended December 31, 2012.

Funds from Operations (“FFO”)
FFO for the fourth quarter of 2012 totaled $0.97 per diluted share or $85.9 million, as compared to $0.84 per diluted share or $64.3 million for the same period in 2011.  FFO for the twelve months ended December 31, 2012 totaled $3.62 per diluted share or $313.3 million, as compared to $2.73 per diluted share or $207.5 million for the same period in 2011.

FFO for the twelve months ended December 31, 2012 included a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.  FFO for the twelve months ended December 31, 2011 included: a $0.40 per diluted share charge related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; and a net $3.3 million or $0.04 per diluted share gain on sale of an available-for-sale investment.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $142.2 million or $1.60 per diluted share for the fourth quarter of 2012, as compared to $46.8 million or $0.62 per diluted share for the same period in 2011.  EPS for the three months ended December 31, 2012 included:  a $17.2 million or $0.20 per diluted share gain on acquisition of controlling interests in joint ventures; an $82.5 million or $0.94 per diluted share gain on sale of discontinued operations; and a $14.5 million or $0.17 per diluted share gain on sale of unconsolidated joint venture properties.  EPS for the three months ended December 31, 2011 included a $24.6 million or $0.33 per diluted share gain on sale of discontinued operations, and a $6.4 million or $0.09 per diluted share gain on sale of unconsolidated joint venture properties.

For the twelve months ended December 31, 2012, Camden reported net income attributable to common shareholders of $283.4 million or $3.30 per diluted share, as compared to $49.4 million or $0.66 per diluted share for the same period in 2011.  EPS for the twelve months ended December 31, 2012 included: a $57.4 million or $0.67 per diluted share gain on acquisition of controlling interests in joint ventures; a $115.1 million or $1.34 per diluted share gain on sale of discontinued operations; a $17.4 million or $0.20 per diluted share gain on sale of unconsolidated joint venture properties; and a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units. EPS for the twelve months ended December 31, 2011 included: a $24.6 million or $0.34 per diluted share gain on sale of discontinued operations; a $6.4 million or $0.09 per diluted share gain on sale of unconsolidated joint venture properties; a $0.41 per diluted share charge related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.05 per diluted share gain on sale of an available-for-sale investment; and a $1.1 million or $0.02 per diluted share gain on sale of unconsolidated joint venture interests.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same-Property Results
For the 44,774 apartment homes included in consolidated same-property results, fourth quarter 2012 same-property net operating income (“NOI”) increased 8.0% compared to the fourth quarter of 2011, with revenues increasing 6.6% and expenses increasing 4.1%.  On a sequential basis, fourth quarter 2012 same-property NOI increased 1.7% compared to the third quarter of 2012, with revenues up slightly and expenses declining 2.8% compared to the prior quarter.  On a full-year basis, 2012 same-property NOI increased 9.2%, with revenues increasing 6.5% and expenses increasing 2.2% compared to the same period in 2011.  Same-property physical occupancy levels for the combined portfolio averaged 95.1% during the fourth quarter of 2012, compared to 94.6% in the fourth quarter of 2011 and 95.6% in the third quarter of 2012.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2011, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
During the fourth quarter, Camden acquired three communities with 839 apartment homes for a total of $145.0 million: Camden Montierra, a 249-home apartment community in Scottsdale, AZ; Camden San Marcos, a 320-home apartment community in Scottsdale, AZ; and Camden Belleview Station, a 270-home apartment community in Denver, CO.  The Company also purchased the remaining 50% ownership interest in an unconsolidated joint venture for approximately $15.9 million and assumed approximately $26.2 million in mortgage debt.  The Company now owns 100% of Camden Denver West, a 320-home apartment community located in Denver, CO.

In addition, Camden acquired 2.4 acres of land in Plantation, FL and 3.5 acres of land in Charlotte, NC during the fourth quarter for future development of two multifamily communities.

Disposition Activity
The Company disposed of eight wholly-owned communities with 2,180 apartment homes during the quarter for a total of $177.6 million.  The eight communities had an average age of 19 years and were located in Houston, Austin, Dallas, Atlanta, Charlotte and Philadelphia.  Camden also sold six joint venture communities with 2,153 apartment homes during the quarter for a total of $178.5 million.  The six joint venture communities had an average age of 25 years and were located in Atlanta, St. Louis and Kansas City, MO.

Subsequent to quarter-end, the Company disposed of an additional wholly-owned community.  Camden Live Oaks, a 770-home apartment community in Tampa, FL with an age of 23 years was sold for approximately $63.4 million.

Development Activity
Lease-up was completed during the quarter at Camden Westchase Park, a 348-home project in Tampa, FL which is currently 97% occupied.  Leasing continued at Camden Royal Oaks II, a 104-home project in Houston, TX, which is currently 81% leased; and Camden Town Square, a 438-home project in Orlando, FL which completed construction during the quarter and is currently 72% leased.

Construction began during the quarter at three communities:  Camden Glendale, in Glendale, CA, a $115 million project with 303 apartment homes; Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; and Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes.

Construction continued at four additional wholly-owned development communities: Camden City Centre II in Houston, TX, a $36 million project with 268 apartment homes; Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes; and Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes.

Lease-up was completed during the quarter at one joint venture community, Camden Amber Oaks II in Austin, TX, a 244-home project which is currently 95% occupied. Construction continued at Camden South Capitol in Washington, DC, an $88 million joint venture project with 276 apartment homes, and construction began at Camden Waterford Lakes in Orlando, FL, a $40 million joint venture project with 300 apartment homes.

Quarterly Dividend Declaration
Camden’s Board of Trust Managers declared a first quarter 2013 dividend of $0.63 per common share, which is a 12.5% increase over the Company’s prior quarterly dividend of $0.56 per share.  The dividend is payable on April 17, 2013 to holders of record as of March 28, 2013.  In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company’s past performance and future prospects, as described in this release.

Earnings Guidance
Camden provided initial earnings guidance for 2013 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2013 FFO is expected to be $3.85 to $4.05 per diluted share, and full-year 2013 EPS is expected to be $1.38 to $1.58 per diluted share.  First quarter 2013 earnings guidance is $0.92 to $0.96 per diluted share for FFO and $0.28 to $0.32 per diluted share for EPS.  Guidance for EPS excludes gains on real estate transactions.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s initial 2013 earnings guidance is based on projections of same-property revenue growth between 4.75% and 6.25%, expense growth between 3.2% and 4.0%, and NOI growth between 5.5% and 7.5%.  Additional information on the Company’s 2013 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, February 1, 2013 at 11:00 a.m. Central Time to review its fourth quarter and full-year 2012 results and discuss its outlook for future performance.  To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 6680150, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 192 properties containing 65,005 apartment homes across the United States.  Upon completion of nine properties under development, the Company’s portfolio will increase to 67,850 apartment homes in 201 properties. Camden was recently named by FORTUNE® Magazine for the sixth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #10.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2012	2011	2012	2011
Property revenues
Rental revenues	$165,464	$137,113	$626,127	$533,937
Other property revenues	25,968	21,775	101,781	87,137
Total property revenues	191,432	158,888	727,908	621,074

Property expenses
Property operating and maintenance	50,226	42,722	196,811	175,000
Real estate taxes	18,621	15,809	72,858	65,128
Total property expenses	68,847	58,531	269,669	240,128

Non-property income
Fee and asset management	2,773	3,018	12,345	9,973
Interest and other income (loss)	40	(100)	(710)	4,649
Income on deferred compensation plans	952	5,540	4,772	6,773
Total non-property income	3,765	8,458	16,407	21,395

Other expenses
Property management	6,152	5,208	21,796	20,686
Fee and asset management	1,580	1,715	6,631	5,935
General and administrative	9,816	9,064	37,528	35,456
Interest	25,487	26,942	104,282	112,414
Depreciation and amortization	52,501	42,428	203,077	171,127
Amortization of deferred financing costs	887	1,116	3,608	5,877
Expense on deferred compensation plans	952	5,540	4,772	6,773
Total other expenses	97,375	92,013	381,694	358,268

Gain on acquisition of controlling interests in joint ventures	17,227	-	57,418	-
Gain on sale of properties, including land	-	-	-	4,748
Gain on sale of unconsolidated joint venture interests	-	-	-	1,136
Loss on discontinuation of hedging relationship	-	-	-	(29,791)
Equity in income of joint ventures	15,489	5,845	20,175	5,679
Income from continuing operations before income taxes	61,691	22,647	170,545	25,845
Income tax expense - current	(216)	(331)	(1,208)	(2,220)
Income from continuing operations	61,475	22,316	169,337	23,625
Income from discontinued operations	2,144	3,127	9,495	11,715
Gain on sale of discontinued operations, net of tax	82,527	24,621	115,068	24,621
Net income	146,146	50,064	293,900	59,961
Less income allocated to noncontrolling interests from continuing operations	(1,893)	(1,431)	(4,821)	(3,453)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	(2,087)	(33)	(2,838)	(129)
Less income allocated to perpetual preferred units	-	(1,750)	(776)	(7,000)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	(2,075)	-
Net income attributable to common shareholders	$142,166	$46,850	$283,390	$49,379

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$146,146	$50,064	$293,900	$59,961
Other comprehensive income
Unrealized loss on cash flow hedging activities	-	-	-	(2,692)
Reclassification of net (gain) loss on cash flow hedging activities	-	(3)	-	39,657
Reclassification of (gain) loss on available-for-sale investment to earnings, net of tax	-	3	-	(3,306)
Reclassification of prior service cost and net loss on post retirement obligation	7	-	30	-
Unrealized loss and unamortized prior service cost on postretirement obligation	(409)	(884)	(409)	(884)
Comprehensive income	145,744	49,180	293,521	92,736
Less income allocated to noncontrolling interests from continuing operations	(1,893)	(1,431)	(4,821)	(3,453)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	(2,087)	(33)	(2,838)	(129)
Less income allocated to perpetual preferred units	-	(1,750)	(776)	(7,000)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	(2,075)	-
Comprehensive income attributable to common shareholders	$141,764	$45,966	$283,011	$82,154

PER SHARE DATA
Net income attributable to common shareholders - basic	$1.63	$0.63	$3.35	$0.67
Net income attributable to common shareholders - diluted	1.60	0.62	3.30	0.66
Income from continuing operations attributable to common shareholders - basic	0.67	0.25	1.90	0.17
Income from continuing operations attributable to common shareholders - diluted	0.66	0.25	1.88	0.17

Weighted average number of common and
common equivalent shares outstanding:
Basic	86,298	73,510	83,772	72,756
Diluted	88,020	74,428	85,556	73,462

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN		FUNDS FROM OPERATIONS
		(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
FUNDS FROM OPERATIONS	2012	2011	2012	2011

Net income attributable to common shareholders (a)	$142,166	$46,850	$283,390	$49,379
Real estate depreciation from continuing operations	51,399	41,219	198,642	166,149
Real estate depreciation and amortization from discontinued operations	948	2,626	6,795	11,038
Adjustments for unconsolidated joint ventures	1,741	3,492	7,939	10,534
Income allocated to noncontrolling interests	3,971	1,092	6,475	2,586
(Gain) on sale of unconsolidated joint venture properties	(14,543)	(6,394)	(17,418)	(7,530)
(Gain) on acquisition of controlling interests in joint ventures	(17,227)	-	(57,418)	-
(Gain) on sale of discontinued operations, net of tax	(82,527)	(24,621)	(115,068)	(24,621)
Funds from operations - diluted	$85,928	$64,264	$313,337	$207,535

PER SHARE DATA
Funds from operations - diluted	$0.97	$0.84	$3.62	$2.73
Cash distributions	0.56	0.49	2.24	1.96

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	88,991	76,649	86,619	75,928

PROPERTY DATA
Total operating properties (end of period) (b)	193	196	193	196
Total operating apartment homes in operating properties (end of period) (b)	65,775	66,997	65,775	66,997
Total operating apartment homes (weighted average)	55,163	50,934	54,194	50,905
Total operating apartment homes - excluding discontinued operations (weighted average)	53,052	46,294	51,308	46,167

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the twelve months ended December 31, 2011.

(b) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN			BALANCE SHEETS
			(In thousands)

(Unaudited)	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2012	2012	2012	2012	2011
ASSETS
Real estate assets, at cost
Land	$949,777	$929,289	$893,910	$868,964	$768,016
Buildings and improvements	5,389,674	5,359,707	5,203,675	5,068,560	4,751,654
	6,339,451	6,288,996	6,097,585	5,937,524	5,519,670
Accumulated depreciation	(1,518,896)	(1,542,530)	(1,505,862)	(1,458,451)	(1,432,799)
Net operating real estate assets	4,820,555	4,746,466	4,591,723	4,479,073	4,086,871
Properties under development, including land	334,463	280,948	297,712	301,282	299,870
Investments in joint ventures	45,092	46,566	47,776	49,436	44,844
Properties held for sale	30,517	6,373	-	-	11,131
Total real estate assets	5,230,627	5,080,353	4,937,211	4,829,791	4,442,716
Accounts receivable - affiliates	33,625	28,874	29,940	29,742	31,035
Other assets, net (a)	88,260	96,401	88,002	89,706	88,089
Cash and cash equivalents	26,669	5,590	52,126	49,702	55,159
Restricted cash	5,991	6,742	5,295	5,074	5,076
Total assets	$5,385,172	$5,217,960	$5,112,574	$5,004,015	$4,622,075

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,538,212	$1,415,354	$1,381,152	$1,380,952	$1,380,755
Secured	972,256	978,371	1,015,260	1,050,154	1,051,357
Accounts payable and accrued expenses	101,896	118,879	87,041	105,370	93,747
Accrued real estate taxes	28,452	43,757	31,607	17,991	21,883
Distributions payable	49,969	49,940	49,135	47,594	39,364
Other liabilities (b)	67,679	78,551	83,471	90,423	109,276
Total liabilities	2,758,464	2,684,852	2,647,666	2,692,484	2,696,382

Commitments and contingencies

Perpetual preferred units	-	-	-	-	97,925

Equity
Common shares of beneficial interest	962	959	945	919	845
Additional paid-in capital	3,587,505	3,580,528	3,501,354	3,327,961	2,901,024
Distributions in excess of net income attributable to common shareholders	(598,951)	(692,235)	(674,221)	(648,074)	(690,466)
Treasury shares, at cost	(425,355)	(425,756)	(430,958)	(437,215)	(452,003)
Accumulated other comprehensive income (loss) (c)	(1,062)	(660)	(667)	(675)	(683)
Total common equity	2,563,099	2,462,836	2,396,453	2,242,916	1,758,717
Noncontrolling interests	63,609	70,272	68,455	68,615	69,051
Total equity	2,626,708	2,533,108	2,464,908	2,311,531	1,827,768
Total liabilities and equity	$5,385,172	$5,217,960	$5,112,574	$5,004,015	$4,622,075

(a) Includes:
net deferred charges of:	$15,635	$13,695	$14,432	$15,267	$16,102

(b) Includes:
deferred revenues of:	$2,521	$1,746	$2,012	$2,337	$2,140
distributions in excess of investments in joint ventures of:	$9,509	$16,708	$16,499	$16,298	$30,596
fair value adjustment of derivative instruments:	$(1)	$185	$5,918	$11,574	$16,486

(c) Represents the unrealized (loss)/gain and unamortized prior service costs on post retirement obligations.

CAMDEN	2013 Financial Outlook
as of January 31, 2013

(Unaudited)

2012 Reported FFO, Adjusted for Year End Shares Outstanding
($'s and shares in thousands)
	Total	Per Share
2012 Reported FFO	$313,337	$3.62

2012 Fully Diluted Shares Outstanding - FFO		86,619

December 31, 2012 Fully Diluted Shares Outstanding - FFO		89,039

2012 FFO adjusted for December 31, 2012 Fully Diluted Shares Outstanding - FFO		$3.52

2013 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected net income attributable to common shareholders per share - diluted		$1.38 - $1.58
Expected real estate depreciation		2.33
Expected adjustments for unconsolidated joint ventures		0.07
Expected income allocated to noncontrolling interests		0.07
Expected FFO per share - diluted		$3.85 - $4.05

"Same Property" Communities
Number of Units		44,395
2012 Base Net Operating Income		$398 million
Total Revenue Growth		4.75% - 6.25%
Total Expense Growth		3.20% - 4.00%
Net Operating Income Growth		5.50% - 7.50%
Impact from 1.0% change in NOI Growth is approximately $0.045 / share

Impact from 2013 Revenue Enhancing Repositions included in Same Store Net Operating Income Guidance (a)		0.50%

Physical Occupancy		95%

Capitalized Expenditures
Recurring		$60 - $64 million
Revenue Enhancing Repositions (a)		$50-$60 million

Acquisitions/Dispositions
Acquisition Volume (consolidated on balance sheet)		$200 - $400 million
Disposition Volume		$200 - $400 million

Development
Development Starts (consolidated on balance sheet)		$250 - $400 million
Development Starts (joint venture)		$0 - $50 million
Development Spend (consolidated on balance sheet)		$200 - $250 million

Non-Property Income
Non-Property Income, Net		$5 - $6 million
Includes: Fee and asset management income, net of expenses and
Interest and other income

Corporate Expenses
General and administrative expense (b)		$38 - $40 million
Property management expense		$21 - $23 million

Capital
Expected Capital Transactions		$250 - $350 million
Expensed Interest		$98 - $102 million
Capitalized Interest		$14 - $16 million

(a) Capital expenditures that improve a community's competitive position, typically kitchen and bath upgrades or other new amenities.
(b) Excludes any third party acquisition costs.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common shareholders (a)	$142,166	$46,850	$283,390	$49,379
Real estate depreciation from continuing operations	51,399	41,219	198,642	166,149
Real estate depreciation and amortization from discontinued operations	948	2,626	6,795	11,038
Adjustments for unconsolidated joint ventures	1,741	3,492	7,939	10,534
Income allocated to noncontrolling interests	3,971	1,092	6,475	2,586
(Gain) on sale of unconsolidated joint venture properties	(14,543)	(6,394)	(17,418)	(7,530)
(Gain) on acquisition of controlling interests in joint ventures	(17,227)	-	(57,418)	-
(Gain) on sale of discontinued operations, net of tax	(82,527)	(24,621)	(115,068)	(24,621)
Funds from operations - diluted	$85,928	$64,264	$313,337	$207,535

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	88,020	74,428	85,556	73,462
FFO diluted	88,991	76,649	86,619	75,928

Net income attributable to common shareholders - diluted	$1.60	$0.62	$3.30	$0.66
FFO per common share - diluted	$0.97	$0.84	$3.62	$2.73

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the twelve months ended December 31, 2011.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	1Q13 Range		2013 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.28	$0.32	$1.38	$1.58
Expected real estate depreciation	0.60	0.60	2.33	2.33
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.07	0.07
Expected income allocated to noncontrolling interests	0.02	0.02	0.07	0.07
Expected FFO per share - diluted	$0.92	$0.96	$3.85	$4.05

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common shareholders	$142,166	$46,850	$283,390	$49,379
Less: Fee and asset management income	(2,773)	(3,018)	(12,345)	(9,973)
Less: Interest and other (income) loss	(40)	100	710	(4,649)
Less: Income on deferred compensation plans	(952)	(5,540)	(4,772)	(6,773)
Plus: Property management expense	6,152	5,208	21,796	20,686
Plus: Fee and asset management expense	1,580	1,715	6,631	5,935
Plus: General and administrative expense	9,816	9,064	37,528	35,456
Plus: Interest expense	25,487	26,942	104,282	112,414
Plus: Depreciation and amortization	52,501	42,428	203,077	171,127
Plus: Amortization of deferred financing costs	887	1,116	3,608	5,877
Plus: Expense on deferred compensation plans	952	5,540	4,772	6,773
Less: Gain on acquisition of controlling interests in joint ventures	(17,227)	-	(57,418)	-
Less: Gain on sale of properties, including land	-	-	-	(4,748)
Less: Gain on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Plus: Loss on discontinuation of hedging relationship	-	-	-	29,791
Less: Equity in income of joint ventures	(15,489)	(5,845)	(20,175)	(5,679)
Plus: Income tax expense - current	216	331	1,208	2,220
Less: Income from discontinued operations	(2,144)	(3,127)	(9,495)	(11,715)
Less: Gain on sale of discontinued operations, net of tax	(82,527)	(24,621)	(115,068)	(24,621)
Plus: Income allocated to noncontrolling interests from continuing operations	1,893	1,431	4,821	3,453
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	2,087	33	2,838	129
Plus: Income allocated to perpetual preferred units	-	1,750	776	7,000
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	2,075	-
Net Operating Income (NOI)	$122,585	$100,357	$458,239	$380,946

"Same Property" Communities	$103,930	$96,193	$402,513	$368,569
Non-"Same Property" Communities	17,449	3,652	51,525	11,491
Development and Lease-Up Communities	598	1	1,126	1
Other	608	511	3,075	885
Net Operating Income (NOI)	$122,585	$100,357	$458,239	$380,946

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common shareholders	$142,166	$46,850	$283,390	$49,379
Plus: Interest expense	25,487	26,942	104,282	112,414
Plus: Amortization of deferred financing costs	887	1,116	3,608	5,877
Plus: Depreciation and amortization	52,501	42,428	203,077	171,127
Plus: Income allocated to perpetual preferred units	-	1,750	776	7,000
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	2,075	-
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	2,087	33	2,838	129
Plus: Income allocated to noncontrolling interests from continuing operations	1,893	1,431	4,821	3,453
Plus: Income tax expense - current	216	331	1,208	2,220
Plus: Real estate depreciation and amortization from discontinued operations	948	2,626	6,795	11,038
Less: Gain on sale of properties, including land	-	-	-	(4,748)
Less: Gain on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Less: Gain on acquisition of controlling interests in joint ventures	(17,227)	-	(57,418)	-
Less: Equity in income of joint ventures	(15,489)	(5,845)	(20,175)	(5,679)
Less: Gain on sale of discontinued operations, net of tax	(82,527)	(24,621)	(115,068)	(24,621)
Plus: Loss on discontinuation of hedging relationship	-	-	-	29,791
EBITDA	$110,942	$93,041	$420,209	$356,244